Exhibit 10.1.1

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of the 11th day of March, 2004 by and among Standard Parking Corporation, a Delaware corporation (the “Company”), the lenders party thereto (collectively, the “Lenders” and individually, a “Lender”), and LaSalle Bank National Association (“LaSalle”), a national banking association, as agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Agent, the Lenders and the Company are party to that certain Second Amended and Restated Credit Agreement dated as of August 28, 2003 (as such agreement may be further amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”), and

WHEREAS, the Agent, the Lenders and the Company desire to amend the Credit Agreement in certain respects, as hereinafter described in this Amendment;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Definitions.  Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

2.                                       Amendments.  The Loan Documents are hereby amended as follows:

(a)                                  The Credit Agreement is hereby amended by deleting the definition of Adjusted EBITDA in its entirety and replacing it with the following:

“Adjusted EBITDA” shall mean without duplication, for any Calculation Period, the sum of (A) Net Income for such period, excluding to the extent reflected in determining such Net Income:  (i) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries, (ii) the proceeds of any insurance policy, (iii) gains (but not losses) from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with Generally Accepted Accounting Principles, (iv) any other extraordinary or non-recurring gains or other gains not from continuing operations of the Company or its Subsidiaries, and related tax effects in accordance with Generally Accepted Accounting Principles, (v) the income of any Person (including without limitation any Subsidiary or Joint Venture, but excluding any Wholly Owned Subsidiary) in which any Person other than the Company or any of its Subsidiaries has a joint interest or partnership interest or other ownership interest, to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary or Joint Venture is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or Joint Venture, except to the extent of the amount of dividends or other distributions that are actually paid in cash to the Company during such period, (vi) extraordinary non-cash losses and non-recurring non-cash charges (including, without limitation, non-cash losses resulting from disposition of Facility Leases and Facility Management Agreements, the write off of intangible assets during such period and non-cash charges of up to $500,000 in the aggregate resulting from the write-off of prior financing fees), (vii) income taxes, (viii) minority interests, (ix) interest income net of interest expense, as defined in accordance with Generally Accepted Accounting Principles (x) depreciation and amortization expense, (xi) restructuring and other special charges of up to $3,200,000 incurred by the Company in calendar year 2003 as a result of consummating the transactions contemplated by this Agreement, (xii) any other extraordinary or non-recurring amounts or other amounts received by the Company or any of its Subsidiaries from, or in respect of, any disposition or termination of any Facility Lease or Facility Management Agreement of the Company or its Subsidiaries, provided that, any such amount arising from a single transaction shall only be excluded from Net Income if it equals or exceeds $250,000; (xiii) any Affiliate Amount made pursuant to subsection 5.2(l)(2); and (xiv) a non-cash charge of up to $2,700,000 in calendar year 2003 of amounts due to the Company relating to the Company’s operation of the parking facilities at the Bradley International Airport in Hartford, Connecticut, plus (B) Adjusted EBITDA as calculated herein of any Person related to any Permitted Acquisition consummated during such Calculation Period, calculated, upon the Agent’s consent, as if such Permitted Acquisition had occurred on the first day of the relevant period.

(b)                                 The other Loan Documents are hereby amended in accordance with the foregoing amendment to the Credit Agreement, to the extent such amendment is applicable to each other Loan Document.

3.                                       Reaffirmation and Confirmation of Security Interest.  The Company and the Guarantors hereby confirm to the Agent that each have granted to the Agent, for the benefit of the Lenders, a security interest in or lien upon substantially all of their respective property, including, without limitation, all the property described in the Security Documents, in order to secure the obligations of the Company to the Agent and the Lenders pursuant to the Credit Agreement.  The Company and each Guarantor hereby reaffirms its respective grant of such security interest and lien to the Agent, for the benefit of the Lenders, for such purpose in all respects.

4.                                       Reaffirmation and Confirmation of Guaranties.  The Guaranty, as amended, is hereby reaffirmed as of the date hereof in all respects by each of the Guarantors and shall continue from and after the date hereof and shall remain in full force and effect, as amended, from and after the date hereof, and the obligations guaranteed under the Guaranty shall include the Company’s obligations under the Credit Agreement and the other Loan Documents, as amended.

5.                                       Representation and Warranties.  To induce the Agent and the Lenders to enter into this Amendment, the Company and the Guarantors hereby represent and warrant to the Agent and the Lenders that:

(a)                                  Since December 31, 2002, there has been no development or event, which has had or could reasonably be expected to have a material adverse effect on the Company’s or the Guarantors’ respective businesses or financial condition.  No Event of Default or Unmatured Event has occurred or would occur after giving effect to this Amendment.

(b)                                 The Company and the Guarantors each have the corporate power and authority, and the legal right, to make and deliver this Amendment and to perform all of their respective obligations under the Loan Documents, as amended by this Amendment, and each has taken all necessary corporate action to authorize the execution and delivery of this Amendment.

(c)                                  When executed and delivered, this Amendment and each Loan Document, as amended by this Amendment, will constitute legal, valid and binding obligations of the Company or the Guarantors, as applicable, enforceable against each signatory thereto, in accordance with their respective terms, except as affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(d)                                 The representations and warranties made by the Company and the Guarantors in the Loan Documents to which each is a party are true and correct in all material respects on and as of the date hereof, before and after giving effect to the effectiveness of this Amendment, as if made on and as of this date, other than those that relate to an earlier or specific date.

6.                                       Miscellaneous.

(a)                                  Captions.  Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

(b)                                 Governing Law.  This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles.  Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(c)                                  Severability.                              Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(d)                                 Counterparts; Facsimile Signature.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.  This Amendment may be executed by facsimile signature, and any such facsimile signature by any party hereto shall be deemed to be an original signature and shall be binding on such party to the same extent as if such facsimile signature were an original signature.

(e)                                  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)                                    References.  From and after the date of execution of this Amendment, any reference to any of the Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(g)                                 Continued Effectiveness.  Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Credit Agreement, the Notes or any other Loan Document.  The parties hereto expressly do not intend to extinguish the Credit Agreement or any other Loan Document.  Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement, as evidenced by the Notes, and as secured by the collateral described in the Security Documents.  The Loan Documents, except as modified hereby, remain in full force and effect and are hereby reaffirmed in all respects.

(h)                                 Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Second Amended and Restated Credit Agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first above written .

STANDARD PARKING CORPORATION	LASALLE BANK NATIONAL ASSOCIATION, as Agent and a Lender

By:	By:
Name:	Name:
Title:	Title:

GOLDENTREE HIGH YIELD OPPORTUNITIES I, L.P.

By:
Name:
Title:

GOLDENTREE HIGH YIELD OPPORTUNITIES II, L.P.

By:
Name:
Title:

GOLDENTREE LOAN OPPORTUNITIES I, LIMITED

By:
Name:
Title:

GOLDENTREE LOAN OPPORTUNITIES II, LIMITED
By:
Name:
Title:

GOLDENTREE HIGH YIELD VALUE MASTER FUND, L.P.

By:
Name:
Title:

[Guarantor Signature Page to First Amendment

to Second Amended and Restated Credit Agreement]

ACKNOWLEDGED AND AGREED, this 11th day of March, 2004:

AP Holdings, Inc., a Delaware corporation	APCOA Bradley Parking Company, LLC, A Connecticut limited liability company

By:	By:
Name:	Name:
Title:	Title:

APCOA LaSalle Parking Company, LLC, A Louisiana limited liability company	Hawaii Parking Maintenance, Inc., a Hawaii corporation

By:	By:
Name:	Name:
Title:	Title:

Standard Auto Park, Inc., an Illinois corporation	Standard Parking Corporation IL, a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

Tower Parking, Inc., a Delaware corporation	Virginia Parking Service, Inc., a Delaware corporation

By:	By:
Name:	Name:
Title:	Title: